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                                                                    EXHIBIT 10.9









                INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT



                                     BETWEEN



                             MERCURY AIR GROUP, INC.

                                       AND

                                 MERCFUEL, INC.





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                                TABLE OF CONTENTS


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                                                                                                               PAGE
                                                                                                              ------

ARTICLE I--- MUTUAL RELEASES; INDEMNIFICATION.............................................................        1

         Section 1.1       Release of Pre-Closing Claims..................................................        1

         Section 1.2       Indemnification by MercFuel....................................................        2

         Section 1.3       Indemnification by MAG.........................................................        3

         Section 1.4       Indemnification with Respect to Environmental Actions
                           and Conditions.................................................................        3

         Section 1.5       Reductions for Insurance Proceeds and Other Recoveries.........................        4

         Section 1.6       Procedures for Defense, Settlement and Indemnification of
                           Third Party Claims.............................................................        5

         Section 1.7       Additional Matters.............................................................        6

         Section 1.8       Survival of Indemnities........................................................        7

ARTICLE II--- INSURANCE MATTERS...........................................................................        7

         Section 2.1       MercFuel Insurance Coverage During the Transition Period.......................        7

         Section 2.2       Cooperation and Agreement Not to Release Carriers..............................        7

         Section 2.3       MercFuel Insurance Coverage After the Insurance Transition Period..............        8

         Section 2.4       Responsibilities for Deductibles and/or Self-insured Liabilities...............        8

         Section 2.5       Procedures With Respect to Insured MercFuel Liabilities........................        8

         Section 2.6       Insufficient Limits of Liability for MAG Liabilities
                           and MercFuel Liabilities.......................................................        8

         Section 2.7       Cooperation....................................................................        9

         Section 2.8       No Assignment or Waiver........................................................        9

         Section 2.9       No Liability...................................................................        9

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
         Section 2.10      Additional or Alternate Insurance............................................          9

         Section 2.11      Further Agreements...........................................................          9

         Section 2.12      Matters Governed by Employee Matters Agreement...............................         10

ARTICLE III--- MISCELLANEOUS............................................................................         10

         Section 3.1       Entire Agreement.............................................................         10

         Section 3.2       Governing Law................................................................         10

         Section 3.3       Dispute Resolution...........................................................         10

         Section 3.4       Notices......................................................................         11

         Section 3.5       Parties in Interest..........................................................         12

         Section 3.6       Other Agreements Evidencing Indemnification Obligations......................         12

         Section 3.7       Counterparts.................................................................         12

         Section 3.8       Assignment...................................................................         12

         Section 3.9       Severability.................................................................         12

         Section 3.10      Failure or Indulgence Not Waiver.............................................         12

         Section 3.11      Amendment....................................................................         13

         Section 3.12      Authority....................................................................         13

         Section 3.13      Interpretation...............................................................         13

ARTICLE IV--- DEFINITIONS...............................................................................         13

         Section 4.1       Action.......................................................................         13

         Section 4.2       Affiliated Company...........................................................         13

         Section 4.3       Assets.......................................................................         13

         Section 4.4       Assignment Agreement.........................................................         13

         Section 4.5       Coverage Amount..............................................................         13

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
         Section 4.6       Distribution Agreement.........................................................       13

         Section 4.7       Distribution Date..............................................................       14

         Section 4.8       Employee Matters Agreement.....................................................       14

         Section 4.9       Environmental Actions..........................................................       14

         Section 4.10      Environmental Conditions.......................................................       14

         Section 4.11      Environmental Laws.............................................................       14

         Section 4.12      Hazardous Materials............................................................       14

         Section 4.13      Indemnitee.....................................................................       14

         Section 4.14      Insurance Policies.............................................................       14

         Section 4.15      Insurance Proceeds.............................................................       14

         Section 4.16      Insurance Transition Period....................................................       15

         Section 4.17      Insured MercFuel Liability.....................................................       15

         Section 4.18      IPO Date.......................................................................       15

         Section 4.19      IPO Liabilities................................................................       15

         Section 4.20      IPO Registration Statement.....................................................       15

         Section 4.21      Liabilities....................................................................       15

         Section 4.22      MAG Business...................................................................       15

         Section 4.23      MAG Facilities.................................................................       15

         Section 4.24      MAG Group......................................................................       15

         Section 4.25      MAG Indemnitees................................................................       15

         Section 4.26      MercFuel Business..............................................................       15

         Section 4.27      MercFuel Contracts.............................................................       15

         Section 4.28      MercFuel Covered Parties.......................................................       15

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

         Section 4.29      MercFuel Facilities.............................................................      15

         Section 4.30      MercFuel Group..................................................................      15

         Section 4.31      MercFuel Indemnitees............................................................      16

         Section 4.32      MercFuel Liabilities............................................................      16

         Section 4.33      Non-U.S. Plan...................................................................      16

         Section 4.34      Person..........................................................................      16

         Section 4.35      Pre-Separation Third Party Site Liabilities.....................................      16

         Section 4.36      Release.........................................................................      16

         Section 4.37      Separation......................................................................      16

         Section 4.38      Separation Date.................................................................      16

         Section 4.39      Shared Percentage...............................................................      16

         Section 4.40      Subsidiary......................................................................      17

         Section 4.41      Tax Sharing Agreement...........................................................      17

         Section 4.42      Taxes...........................................................................      17

         Section 4.43      Third Party Claim...............................................................      17



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                 INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT

     This Indemnification and Insurance Matters Agreement (this "Agreement") is entered into as of _________, 2001 and effective as of January 1, 2001 (the "Effective Date") between Mercury Air Group, Inc., a Delaware corporation ("MAG"), and MercFuel, Inc., a Delaware corporation ("MercFuel"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Article IV below.

                                    RECITALS

     WHEREAS, MAG and its Subsidiaries have transferred or will transfer to MercFuel and its Subsidiaries effective as of the Separation Date, substantially all of the assets of the MercFuel Business.

     WHEREAS, MAG and MercFuel have entered into a Master Distribution Agreement dated as of _____________, 2001 and effective as of ____________ (the
"Distribution Agreement").

     WHEREAS, the parties desire to set forth certain agreements regarding indemnification and insurance.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I.
                        MUTUAL RELEASES; INDEMNIFICATION

     Section 1.1 Release of Pre-Closing Claims.

          (a) MercFuel Release. Except as provided in Section 1.1(c) and the attached Schedule 1.1(a) to this Agreement, effective as of the Separation Date, MercFuel does hereby, for itself and as agent for each member of the MercFuel Group, remise, release and forever discharge the MAG Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Separation Date, including in connection with the transactions and all other activities to implement the Separation, the IPO and the Distribution. Notwithstanding the foregoing language, MercFuel shall not release the MAG Indemnitees from any Liabilities that relate to, arise out of or result from claims related to the use of the name MercFuel or MercFuel, Inc., or the use of any trademarks, service marks or trade names associated with those names.



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          (b) MAG Release. Except as provided in Section 1.1(c) and the attached
     Schedule 1.1(b) to this Agreement, effective as of the Separation Date, MAG does hereby, for itself and as agent for each member of the MAG Group, remise, release and forever discharge the MercFuel Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Separation Date, including in connection with the transactions and all other activities to implement the Separation, the IPO and the Distribution.

          (c) No Impairment. Nothing contained in Section 1.1(a) or (b) shall impair any right of any Person to enforce the Distribution Agreement or any other Ancillary Agreement (including this Agreement), in each case in accordance with its terms.

          (d) No Actions as to Released Claims. MercFuel agrees, for itself and as agent for each member of the MercFuel Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against MAG or any member of the MAG Group, or any other Person released pursuant to Section 1.1(a), with respect to any Liabilities released pursuant to Section 1.1(a). MAG agrees, for itself and as agent for each member of the MAG Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against MercFuel or any member of the MercFuel Group, or any other Person released pursuant to Section 1.1(b), with respect to any Liabilities released pursuant to Section 1.1(b).

          (e) Further Instruments. At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

     Section 1.2 Indemnification by MercFuel. Except as otherwise provided in this Agreement, MercFuel shall, for itself and as agent for each member of the MercFuel Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the MAG Indemnitees from and against any and all Liabilities that any third party seeks to impose upon the MAG Indemnitees, or which are imposed upon the MAG Indemnitees, and that relate to, arise out of or result from any of the following items (without duplication):

          (i) the MercFuel Business, any MercFuel Liability or any MercFuel Contract; and

          (ii) any breach by MercFuel or any member of the MercFuel Group of the Distribution Agreement or any of the Ancillary Agreements (including this Agreement); and

          (iii) any IPO Liabilities.



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          Notwithstanding the foregoing language, MercFuel shall not indemnify the MAG Indemnitees from any Liabilities that any third party seeks to impose upon the MAG Indemnitees, or which are imposed upon the MAG Indemnitees, and that relate to, arise out of or result from claims related to the use of the name MercFuel or MercFuel, Inc., or the use of any trademarks, service marks or trade names associated with those names.

     In the event that any member of the MercFuel Group makes a payment to the MAG Indemnitees hereunder, and any of the MAG Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery, MAG will promptly repay (or will procure a MAG Indemnitee to promptly repay) such member of the MercFuel Group the amount by which the payment made by such member of the MercFuel Group exceeds the actual cost of the associated indemnified Liability. This Section
1.2 shall not apply to any Liability indemnified under Section 1.4.

     Section 1.3 Indemnification by MAG. Except as otherwise provided in this Agreement, MAG shall, for itself and as agent for each member of the MAG Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the MercFuel Indemnitees from and against any and all Liabilities that any third party seeks to impose upon the MercFuel Indemnitees, or which are imposed upon the MercFuel Indemnitees, and that relate to, arise out of or result from any of the following items (without duplication):

          (i) the MAG Business or any Liability of the MAG Group other than the MercFuel Liabilities; and

          (ii) any breach by MAG or any member of the MAG Group of the Distribution Agreement or any of the Ancillary Agreements (including this Agreement).

          Notwithstanding the foregoing language, MAG shall indemnify the MercFuel Indemnitees from any Liabilities that any third party seeks to impose upon the MercFuel Indemnitees, or which are imposed upon the MercFuel Indemnitees, and that relate to, arise out of or result from claims related to the use of the name MercFuel or MercFuel, Inc., or the use of any trademarks, service marks or trade names associated with those names.

     In the event that any member of the MAG Group makes a payment to the MercFuel Indemnitees hereunder, and any of the MercFuel Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery, MercFuel will promptly repay (or will procure a MercFuel Indemnitee to promptly repay) such member of the MAG Group the amount by which the payment made by such member of the MAG Group exceeds the actual cost of the indemnified Liability. This Section 1.3 shall not apply to any Liability indemnified under Section 1.4.

     Section 1.4 Indemnification With Respect to Environmental Actions and Conditions.

          (a) Indemnification by MercFuel. MercFuel shall, for itself and as agent for each member of the MercFuel Group, indemnify, defend and hold harmless the MAG



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     Indemnitees from and against any and all Environmental Actions relating to, arising out of or resulting from Environmental Conditions (i) arising out of operations occurring on and after the Separation Date at any of the MercFuel Facilities, or (ii) on any of the MercFuel Facilities arising from an event causing contamination that first occurs on or after the Separation Date (including any Release of Hazardous Materials occurring after the Separation Date that migrates to any of the MercFuel Facilities), except to the extent that such Environmental Conditions arise out of the operations of the MAG Group on and after the Separation Date.

          (b) Indemnification by MAG. MAG shall, for itself and as agent for each member of the MAG Group, indemnify, defend and hold harmless the MercFuel Indemnitees from and against any and all Environmental Actions relating to, arising out of or resulting from any of the following items:

               (i) Environmental Conditions (x) existing on, under, about or in the vicinity of any of the MercFuel Facilities prior to the Separation Date, or (y) arising out of operations occurring on or before the Separation Date at any of the MercFuel Facilities;

               (ii) Except as arising out of the operations of the MercFuel Group on and after the Separation Date, Environmental Conditions on, under, about or arising out of operations occurring at any time, whether before or after the Separation Date, at any of the MAG Facilities; and

               (iii) Pre-Separation Third Party Site Liabilities.

          (c) Agreement Regarding Payments to Indemnitee. In the event an Indemnifying Party makes any payment to or on behalf of an Indemnitee with respect to an Environmental Action for which the Indemnifying Party is obligated to indemnify under this Section 1.4, and the Indemnitee subsequently receives any payment from a third party on account of the same financial obligation covered by the payment made by the Indemnifying Party for that Environmental Action or otherwise diminishes the financial obligation, the Indemnitee will promptly pay the Indemnifying Party the amount by which the payment made by the Indemnifying Party, exceeds the actual cost of the financial obligation.

     Section 1.5 Reductions for Insurance Proceeds and Other Recoveries. The amount that any party (an "Indemnifying Party") is or may be required to pay to any other Person (an "Indemnitee") pursuant to Section 1.2, 1.3 or 1.4, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnitee in respect of the related loss. The existence of a claim by an Indemnitee for monies from an insurer or against a third party in respect of any indemnifiable loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather the Indemnifying Party shall make payment in full of the amount determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the


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Indemnitee for Insurance Proceeds or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnitee has received the payment required by this Agreement from an Indemnifying Party in respect of any indemnifiable loss and later receives Insurance Proceeds or other amounts in respect of such indemnifiable loss, then such Indemnitee shall hold such Insurance Proceeds or other amounts in trust for the benefit of the Indemnifying Party (or Indemnifying Parties) and shall pay to the Indemnifying Party, as promptly as practicable after receipt, a sum equal to the amount of such Insurance Proceeds or other amounts received, up to the aggregate amount of any payments received from the Indemnifying Party pursuant to this Agreement in respect of such indemnifiable loss (or, if there is more than one Indemnifying Party, the Indemnitee shall pay each Indemnifying Party, its proportionate share (based on payments received from the Indemnifying Parties) of such Insurance Proceeds).

     Section 1.6 Procedures for Defense, Settlement and Indemnification of Third Party Claims.

          (a) Notice of Claims. If an MAG Indemnitee or a MercFuel Indemnitee (as applicable) (an "Indemnitee") shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the MAG Group or the MercFuel Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which a party (an "Indemnifying Party") may be obligated to provide indemnification to such Indemnitee pursuant to Section 1.2, 1.3 or 1.4, or any other section of the Distribution Agreement or any Ancillary Agreement (including this Agreement), MAG and MercFuel (as applicable) will ensure that such Indemnitee shall give such Indemnifying Party written notice thereof within 30 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the delay or failure of any Indemnitee or other Person to give notice as provided in this Section 1.6(a) shall not relieve the related Indemnifying Party of its obligations under this Article I, except to the extent that such Indemnifying Party is actually and substantially prejudiced by such delay or failure to give notice.

          (b) Defense By Indemnifying Party. An Indemnifying Party will manage the defense of and may settle or compromise any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with
     Section 1.6(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee that the Indemnifying Party will assume responsibility for managing the defense of such Third Party Claim, which notice shall specify any reservations or exceptions.

          (c) Defense By Indemnitee. If an Indemnifying Party fails to assume responsibility for managing the defense of a Third Party Claim, or fails to notify an Indemnitee that it will assume responsibility as provided in
     Section 1.6(a), such Indemnitee may manage the defense of such Third Party Claim; provided, however, that



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     the Indemnifying Party shall reimburse all such costs and expenses in the event it is ultimately determined that the Indemnifying Party is obligated to indemnify the Indemnitee with respect to such Third Party Claim.

          (d) No Settlement By Indemnitee Without Consent. Unless the Indemnifying Party has failed to manage the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

          (e) No Consent to Certain Judgments or Settlements Without Consent. Notwithstanding any provision of this Section 1.6, no party shall consent to entry of any judgment or enter into any settlement of a Third Party Claim without the consent of the other party (such consent not to be unreasonably withheld) if the effect of such judgment or settlement is to
     (i) permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against the other party or (ii) affect the other party in a material fashion due to the allocation of Liabilities and related indemnities set forth in the Distribution Agreement, this Agreement or any other Ancillary Agreement.

     Section 1.7 Additional Matters.

          (a) Cooperation in Defense and Settlement. With respect to any Third Party Claim that implicates both MercFuel and MAG in a material fashion due to the allocation of Liabilities, responsibilities for management of defense and related indemnities set forth in the Distribution Agreement, this Agreement or any of the Ancillary Agreements, the parties agree to cooperate fully and maintain a joint defense (in a manner that will preserve the attorney-client privilege with respect thereto) so as to minimize such Liabilities and defense costs associated therewith. The party that is not responsible for managing the defense of such Third Party Claims shall, upon reasonable request, be consulted with respect to significant matters relating thereto and may, if necessary or helpful, associate counsel to assist in the defense of such claims.

          (b) Substitution. In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the rights and obligations of the parties regarding indemnification and the management of the defense of claims as set forth in this Article I shall not be altered.

          (c) Subrogation. In the event of payment by or on behalf of any Indemnifying Party to or on behalf of any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Indemnitee's Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any



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     other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

          (d) Not Applicable to Taxes. This Agreement shall not apply to Taxes (which are covered by the Tax Sharing Agreement).

     Section 1.8 Survival of Indemnities. Subject to Section 3.8, the rights and obligations of the members of the MAG Group and the MercFuel Group under this
Article I shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities or the sale by any member of the MAG Group or the MercFuel Group of the capital stock or other equity interests of any Subsidiary to any Person.

                                   ARTICLE II.
                                INSURANCE MATTERS

     Section 2.1 MercFuel Insurance Coverage During the Transition Period.

          (a) Maintain Comparable Insurance. Throughout the period beginning on the Separation Date and ending on the Distribution Date (i.e., the "Insurance Transition Period"), MAG shall, subject to insurance market conditions and other factors beyond its control, maintain policies of insurance, including for the benefit of MercFuel or any of its Subsidiaries, directors, officers, employees or other covered parties (collectively, the "MercFuel Covered Parties") which are comparable to those maintained generally by MAG; provided, however, that if MAG determines that (i) the amount or scope of such coverage will be reduced to a level materially inferior to the level of coverage in existence immediately prior to the Insurance Transition Period or (ii) the retention or deductible level applicable to such coverage, if any, will be increased to a level materially greater than the levels in existence immediately prior to the Insurance Transition Period, MAG shall give MercFuel notice of such determination as promptly as practicable. Upon notice of such determination, MercFuel shall be entitled to no less than sixty (60) days to evaluate its options regarding continuance of coverage hereunder and may cancel its interest in all or any portion of such coverage as of any day within such sixty (60) day period.

          (b) Reimbursement for Premiums. MercFuel shall promptly pay or reimburse MAG, as the case may be, for premium expenses, and MercFuel Covered Parties shall promptly pay or reimburse MAG for any costs and expenses which MAG may incur in connection with the insurance coverages maintained pursuant to this Section 2.1, including but not limited to any subsequent premium adjustments. All payments and reimbursements by MercFuel and MercFuel Covered Parties to MAG shall be made within thirty (30) days after MercFuel's receipt of an invoice from MAG.

     Section 2.2 Cooperation and Agreement Not to Release Carriers. Each of MAG and MercFuel will share such information as is reasonably necessary in order to permit the other to



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manage and conduct its insurance matters in an orderly fashion. Each of MAG and
MercFuel, at the request of the other, shall cooperate with and use commercially reasonable efforts to assist the other in recoveries for claims made under any insurance policy for the benefit of any insured party, and neither MAG nor MercFuel, nor any of their Subsidiaries, shall take any action which would intentionally jeopardize or otherwise interfere with either party's ability to collect any proceeds payable pursuant to any insurance policy. Except as otherwise contemplated by the Distribution Agreement, this Agreement or any Ancillary Agreement, after the Separation Date, neither MAG nor MercFuel shall (and shall ensure that no member of their respective Groups shall), without the consent of the other, provide any insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of any member of the other Group thereunder. However, nothing in this
Section 2.2 shall (a) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (b) require any member of any Group to pay any premium or other amount or to incur any Liability, or (c) require any member of any Group to renew, extend or continue any policy in force.

     Section 2.3 MercFuel Insurance Coverage After the Insurance Transition Period. From and after expiration of the Insurance Transition Period, MercFuel shall be responsible for obtaining and maintaining insurance programs for its risk of loss and such insurance arrangements shall be separate and apart from MAG's insurance programs. Notwithstanding the foregoing, MAG, upon the request of MercFuel, shall use all commercially reasonable efforts to assist MercFuel in the transition to its own separate insurance programs from and after the Insurance Transition Period, and shall provide MercFuel with any information that is in the possession of MAG and is reasonably available and necessary to either obtain insurance coverages for MercFuel or to assist MercFuel in preventing unintended self- insurance, in whatever form.

     Section 2.4 Responsibilities for Deductibles and/or Self-insured Obligations. MercFuel will reimburse MAG for all amounts necessary to exhaust or otherwise satisfy all applicable self-insured retentions, amounts for fronted policies, deductibles and retrospective premium adjustments and similar amounts not covered by Insurance Policies in connection with MercFuel Liabilities and Insured MercFuel Liabilities.

     Section 2.5 Procedures With Respect to Insured MercFuel Liabilities.

          (a) Reimbursement. MercFuel will reimburse MAG for all amounts incurred to pursue insurance recoveries from Insurance Policies for Insured MercFuel Liabilities.

          (b) Management of Claims. The defense of claims, suits or actions giving rise to potential or actual Insured MercFuel Liabilities will be managed (in conjunction with MAG's insurers, as appropriate) by the party that would have had responsibility for managing such claims, suits or actions had such Insured MercFuel Liabilities been MercFuel Liabilities.

     Section 2.6 Insufficient Limits of Liability for MAG Liabilities and MercFuel Liabilities. In the event that there are insufficient limits of liability available under MAG's


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


Insurance Policies in effect prior to the Distribution Date to cover the Liabilities of MAG and/or MercFuel that would otherwise be covered by such Insurance Policies, then to the extent that other insurance is not available to MAG and/or MercFuel for such Liabilities an adjustment will be made in accordance with the following procedures:

          (a) Each party will be allocated an amount equal to their Shared Percentage of the lesser of (i) the available limits of liability available under MAG's Insurance Policies in effect prior to the Distribution Date net of uncollectible amounts attributable to insurer insolvencies, and (ii) the proceeds received from MAG's Insurance Policies if the Liabilities are the subject of disputed coverage claims and, following consultation with each other, MAG and/or MercFuel agree to accept less than full policy limits from MAG's and MercFuel's insurers (the "Coverage Amount").

          (b) A party who receives more than its share of the Coverage Amount (the "Overallocated Party") agrees to reimburse the other party (the "Underallocated Party") to the extent that the Liabilities of the Underallocated Party that would have been covered under such Insurance Policies is less than the Underallocated Party's share of the Coverage Amount.

          (c) This Section 2.6 shall terminate ten years following the Distribution Date.

     Section 2.7 Cooperation. MAG and MercFuel will cooperate with each other in all respects, and they shall execute any additional documents which are reasonably necessary to effectuate the provisions of this Article II.

     Section 2.8 No Assignment or Waiver. This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the MAG Group in respect of any Insurance Policy or any other contract or policy of insurance.

     Section 2.9 No Liability. MercFuel does hereby, for itself and as agent for each other member of the MercFuel Group, agree that no member of the MAG Group or any MAG Indemnitee shall have any Liability whatsoever as a result of the insurance policies and practices of MAG and its Subsidiaries as in effect at any time prior to the Distribution Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

     Section 2.10 Additional or Alternate Insurance. Notwithstanding any provision of this Agreement, during the Insurance Transition Period MAG and MercFuel shall work together to evaluate insurance options and secure additional or alternate insurance for MercFuel and/or MAG if desired and cost effective. Nothing in this Agreement shall be deemed to restrict any member of the MercFuel Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

     Section 2.11 Further Agreements. The Parties acknowledge that they intend to allocate financial obligations without violating any laws regarding insurance, self-insurance or other financial responsibility. If it is determined that any action undertaken pursuant to the Distribution Agreement, this Agreement or any Ancillary Agreement is violative of any insurance, self-insurance or related financial responsibility law or regulation, the parties agree to work together to do whatever is necessary to comply with such law or regulation while trying to accomplish, as much as possible, the allocation of financial obligations as intended in the Distribution Agreement, this Agreement and any Ancillary Agreement.

     Section 2.12 Matters Governed by Employee Matters Agreement. This Article II shall not apply to any insurance policies that are the subject of the Employee Matters Agreement.

                                  ARTICLE III.
                                  MISCELLANEOUS

     Section 3.1 Entire Agreement. This Agreement, the Master Distribution Agreement, the other Ancillary Agreements and the Exhibits and Schedules attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     Section 3.2 Governing Law. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Los Angeles County and/or the United States District Court for the Central District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Section 3.3.

     Section 3.3 Dispute Resolution. If a dispute, controversy or claim ("Dispute") arises between the parties relating to the interpretation or performance of this Agreement, or the grounds for the termination hereof, appropriate senior executives (e.g. director or V.P. level) of each party who shall have the authority to resolve the matter shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The initial meeting between the appropriate senior executives shall be referred to herein as the "Dispute Resolution Commencement Date". Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible. If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, and either party wishes to pursue its rights relating to such Dispute, then the Dispute will be mediated by a mutually acceptable mediator within thirty (30) days after written notice by one party to the other demanding non-binding mediation. Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. Both parties will share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorney's fees, witness fees, travel expenses, and preparation costs. The parties may also agree to replace mediation with some other form of non-binding or binding alternative dispute resolution ("ADR").

     Any Dispute which the parties cannot resolve through mediation within ninety (90) days of the Dispute Resolution Commencement Date, unless otherwise mutually agreed, shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by three (3) arbitrators in Los Angeles County, California. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration. The prevailing party in such arbitration shall be entitled to expenses, including costs and attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

     Any Dispute regarding the following is not required to be negotiated, mediated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others.

     Section 3.4 Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

if to MAG:                                 copy to:

Mercury Air Group, Inc.                    McBreen & Kopko
5456 McConnell Avenue                      20 North Wacker Drive, Suite 2520
Los Angeles, California 90066              Chicago, Illinois  60606
Attention:  Chief Executive Officer        Attention:  Frederick H. Kopko, Jr.
Fax:  (310) 827-0650                       Fax:  (312) 332-2657

if to MercFuel:                            copy to:

MercFuel, Inc.                             McBreen & Kopko
5456 McConnell Avenue                      20 North Wacker Drive, Suite 2520
Los Angeles, California  90066             Chicago, Illinois  60606
Attention:  Chief Executive Officer        Attention:  Frederick H. Kopko, Jr.
Fax:  (310) 827-0650                       Fax:  (312) 332-2657

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

     Section 3.5 Parties in Interest. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, shall be binding upon MAG, MAG's Subsidiaries, MercFuel and MercFuel's Subsidiaries and inure solely to the benefit of the MercFuel Indemnitees and the MAG Indemnitees and their respective permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 3.6 Other Agreements Evidencing Indemnification Obligations. MAG hereby agrees to execute, for the benefit of any MercFuel Indemnitee, such documents as may be reasonably requested by such MercFuel Indemnitee, evidencing MAG's agreement that the indemnification obligations of MAG set forth in this Agreement inure to the benefit of and are enforceable by such MercFuel Indemnitee. MercFuel hereby agrees to execute, for the benefit of any MAG Indemnitee, such documents as may be reasonably requested by such MAG Indemnitee, evidencing MercFuel's agreement that the indemnification obligations of MercFuel set forth in this Agreement inure to the benefit of and are enforceable by such MAG Indemnitee.

     Section 3.7 Counterparts. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     Section 3.8 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the MAG Group and each member of the MercFuel Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

     Section 3.9 Severability. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

     Section 3.10 Failure or Indulgence Not Waiver. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     Section 3.11 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement.

     Section 3.12 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     Section 3.13 Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

                                   ARTICLE IV
                                   DEFINITIONS

     Section 4.1 Action. "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

     Section 4.2 Affiliated Company. "Affiliated Company" of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

     Section 4.3 Assets. "Assets" has the meaning set forth in Section 4.4 of the Assignment Agreement.

     Section 4.4 Assignment Agreement. "Assignment Agreement" means the General Assignment and Assumption Agreement attached as Exhibit C to the Distribution Agreement.

     Section 4.5 Coverage Amount. "Coverage Amount" has the meaning set forth in
Section 2.6(a) of this Agreement.

     Section 4.6 Distribution Agreement. "Distribution Agreement" means the Master Distribution Agreement dated as of _________, 2001, of which this is an Exhibit thereto.

     Section 4.7 Distribution Date. "Distribution Date" has the meaning set forth in Section 3.1 of the Distribution Agreement.

     Section 4.8 Employee Matters Agreement. "Employee Matters Agreement" means the Employee Matters Agreement attached as Exhibit E to the Distribution Agreement.

     Section 4.9 Environmental Actions. "Environmental Actions" means any notice, claim, act, cause of action, order, decree or investigation by any third party (including, without limitation, any Governmental Authority) alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, damage to flora or fauna caused by Environmental Conditions, real property damages, personal injuries or penalties) arising out of, based on or resulting from the Release of or exposure of any individual to any Hazardous Materials.

     Section 4.10 Environmental Conditions. "Environmental Conditions" means the presence in the environment, including the soil, groundwater, surface water or ambient air, of any Hazardous Material at a level which exceeds any applicable standard or threshold under any Environmental Law or otherwise requires investigation or remediation (including, without limitation, investigation, study, health or risk assessment, monitoring, removal, treatment or transport) under any applicable Environmental Laws.

     Section 4.11 Environmental Laws. "Environmental Laws" means all laws and regulations of any Governmental Authority with jurisdiction that relate to the protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) including laws and regulations relating to the Release of Hazardous Materials, or otherwise relating to the treatment, storage, disposal, transport or handling of Hazardous Materials, or to the exposure of any individual to a Release of Hazardous Materials.

     Section 4.12 Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, hazardous substances, petroleum and petroleum products or any fraction thereof.

     Section 4.13 Indemnitee. "Indemnitee" has the meaning set forth in Section
1.5 hereof.

     Section 4.14 Insurance Policies. "Insurance Policies" means insurance policies pursuant to which a Person makes a true risk transfer to an insurer.

     Section 4.15 Insurance Proceeds. "Insurance Proceeds" means those monies: received by an insured from an insurance carrier; or paid by an insurance carrier on behalf of the insured; from Insurance Policies.

     Section 4.16 Insurance Transition Period. "Insurance Transition Period" has the meaning set forth in Section 2.1 of this Agreement.

     Section 4.17 Insured MercFuel Liability. "Insured MercFuel Liability" means any MercFuel Liability to the extent that (a) it is covered under the terms of MAG's Insurance Policies in effect prior to the Distribution Date, and (b) MercFuel is not a named insured under, or otherwise entitled to the benefits of, such Insurance Policies.

     Section 4.18 IPO Date. "IPO Date" means the date on which MercFuel effects its initial public offering of common stock. Scheduled to occur on or before _______, 2001.

     Section 4.19 IPO Liabilities. "IPO Liabilities" means any Liabilities relating to, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the IPO Registration Statement or any preliminary, final or supplemental prospectus forming a part of an IPO Registration Statement.

     Section 4.20 IPO Registration Statement. "IPO Registration Statement" means the Form S-1, registration number ________, filed with the SEC registering the shares of common stock of MercFuel to be issued in the initial public offering, together with all amendments thereto.

     Section 4.21 Liabilities. "Liabilities" has the meaning set forth in
Section 4.16 of the Assignment Agreement.

     Section 4.22 MAG Business. "MAG Business" means any business of MAG other than the MercFuel Business.

     Section 4.23 MAG Facilities. "MAG Facilities" means all of the real property and improvements thereon owned or occupied at any time on or before the Separation Date by any member of the MAG Group, whether for the MAG Business or the MercFuel Business, excluding the MercFuel Facilities.

     Section 4.24 MAG Group. "MAG Group" means MAG, each Subsidiary and Affiliated Company of MAG (other than any member of the MercFuel Group) immediately after the Separation Date, after giving effect to the Non-US Plan and each Person that becomes a Subsidiary or Affiliate Company of MAG after the Separation Date.

     Section 4.25 MAG Indemnitees. "MAG Indemnitees" means MAG, each member of the MAG Group and each of their respective directors, officers and employees.

     Section 4.26 MercFuel Business. "MercFuel Business" means the business and operations of MercFuel, as described in the Form 10 Registration Statement and except as otherwise expressly provided herein, any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the MercFuel Business as then conducted.

     Section 4.27 MercFuel Contracts. "MercFuel Contracts" has the meaning set forth in Section 4.23 of the Assignment Agreement.

     Section 4.28 MercFuel Covered Parties. "MercFuel Covered Parties" shall have the meaning set forth in Section 2.1(a) of this Agreement.

     Section 4.29 MercFuel Facilities. "MercFuel Facilities" means all of those facilities to be transferred, licensed or sublet to MercFuel on the Separation Date as set forth on Schedules 1 and 2 to the Real Estate Matters Agreement.

     Section 4.30 MercFuel Group. "MercFuel Group" means MercFuel, each Subsidiary and Affiliated Company of MercFuel immediately after the Separation Date or that is contemplated to be a Subsidiary or Affiliated Company of MercFuel pursuant to the Non-US Plan and each Person that becomes a Subsidiary or Affiliate Company of MercFuel after the Separation Date.

     Section 4.31 MercFuel Indemnitees. "MercFuel Indemnitees" means MercFuel, each member of the MercFuel Group and each of their respective directors, officers and employees.

     Section 4.32 MercFuel Liabilities. "MercFuel Liabilities" has the meaning set forth in Section 1.4 of the Assignment Agreement.

     Section 4.33 Non-US Plan. "Non-US Plan" means the plan of reorganization described in Exhibit K of the Distribution Agreement.

     Section 4.34 Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     Section 4.35 Pre-Separation Third Party Site Liabilities. "Pre-Separation Third Party Site Liabilities" means any and all Environmental Actions arising out of Hazardous Materials found on, under or about any landfill any waste, storage, transfer or recycling site and resulting from or arising out of Hazardous Materials stored, treated, recycled disposed or otherwise handled at such site prior to the Separation Date (whether for the operation of the MercFuel Business or for the operation of any past or presently (as of the date hereof) existing MAG Business as operated on or before the Separation Date).

     Section 4.36 Release. "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata.

     Section 4.37 Separation. "Separation" means the transfer and contribution from MAG to MercFuel, and MercFuel's receipt and assumption of, directly or indirectly, substantially all of the Assets and Liabilities currently associated with the MercFuel Business.

     Section 4.38 Separation Date. "Separation Date" means the effective date and time of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation, which was 12:01 a.m., Pacific Time, January 1, 2001.

     Section 4.39 Shared Percentage. "Shared Percentage" means the percent of liability each party shall be allocated, as the case may be. The Shared Percentage shall be agreed upon by the parties on a case by case basis. Any dispute arising over the determination of the Shared Percentage shall be resolved pursuant to Section 3.3.

     Section 4.40 Subsidiary. "Subsidiary" of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

     Section 4.41 Tax Sharing Agreement. "Tax Sharing Agreement" means the Tax Sharing Agreement, attached as Exhibit F to the Distribution Agreement.

     Section 4.42 Taxes. "Taxes" has the meaning set forth in the Tax Sharing Agreement.

     Section 4.43 Third Party Claim. "Third Party Claim" has the meaning set forth in Section 1.6(a) of this Agreement.


                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, each of the parties has caused this Indemnification and Insurance Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.



MERCURY AIR GROUP, INC.


By:
   -----------------------------------------
Its:



MERCFUEL, INC.


By:
   -----------------------------------------
Its:

                                 SCHEDULE 1-1(a)

                         CLAIMS NOT RELEASED BY MERCFUEL


None.

                                 SCHEDULE 1-1(b)

                           CLAIMS NOT RELEASED BY MAG


None.